EXHIBIT 10.12

Dated 30 November 2007

(1)  THE COMPANIES NAMED IN THIS DEED AS CHARGING COMPANIES

- and –

(2) GVEC RESOURCE IV INC.
(as Collateral Agent)

COMPOSITE DEBENTURE

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SCHEDULE 1	The Original Charging Companies
SCHEDULE 2	Group Shares
SCHEDULE 3	Special Provisions Relating To The Security Shares
SCHEDULE 4	Form Of Notice To Bank Operating Collections Accounts
SCHEDULE 5	Intellectual Property Rights
SCHEDULE 6	Deed Of Accession

ii

THIS COMPOSITE DEBENTURE (such agreement, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified herein referred to as this “Composite Debenture”) is made as a deed on      November 2007.

BETWEEN

(1)                                  EACH OF THE PARTIES THAT ARE SIGNATORIES HERETO, each a company organized and existing under the laws of England and Wales (the “Original Charging Companies”); and

(2)                                  GVEC RESOURCE IV INC., a company organized and existing under the laws of the British Virgin Islands, acting as collateral agent (such entity, acting in such capacity, together with it successors and assigns, herein referred to as the “Collateral Agent”) for the benefit of the Lenders that are from time to time parties to the Credit Agreement (as defined below), the “Lenders”).

RECITALS

(A)                              On or about the date hereof, a Credit Agreement has been entered into between EMRISE Corporation, a company organized and existing under the laws of the State of Delaware (the “Parent”), each of the Parent’s Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with the Parent, herein collectively referred to as the “Borrowers”), the Collateral Agent and the Lenders (such agreement, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified herein referred to as the “Credit Agreement”).

(B)                                Each Charging Company shares an identity of interest as a member of a combined group of companies ultimately owned (directly or indirectly) by the Parent and certain of its affiliates and, as a member of such group, each Charging Company will derive substantial direct and indirect economic and other benefits from the extensions of credit under the Credit Agreement. It is also a condition precedent to the effectiveness of the Credit Agreement and the making of the Loans thereunder that each Charging Company shall have entered into this Composite Debenture.

IT IS AGREED as follows:

In consideration of the execution, delivery and performance by the Lenders of the agreements referred to above, each Charging Company hereby agrees with the Collateral Agent (acting for the benefit of itself and the Lenders as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1                                 Terms Defined Above

Terms defined above shall have their specified meanings.

1.2                                 References to Collateral Agent

When references are made herein to the Collateral Agent, unless otherwise indicated, it is understood that such references refer to the Collateral Agent, acting as agent for the benefit of itself and the Lenders in accordance with the provisions of the Credit Agreement.

1.3                                 Other Defined Terms

Words and expressions defined in the Credit Agreement shall, save as otherwise defined herein, bear the same meanings in this Composite Debenture but so that, so far as the context admits, the following expressions shall have the respective meanings ascribed to them:

“Accounts” means all accounts or sub-accounts opened or maintained by any Charging Company with any bank, financial institution or other person (including any Collection Account (if any) opened or maintained by such Charging Company under Clause 10.1.2;

“Act” means the Law of Property Act 1925;

“Administrator” means an administrator appointed pursuant to Schedule B1 to the Insolvency Act 1986 by the Collateral Agent as holder of this Composite Debenture;

“Beneficiaries” means the Collateral Agent and the Lenders, and “Beneficiary” means each or any of them;

“Charged Shares” means the Group Shares;

“Charging Companies” means the Original Charging Companies and any other company which accedes to the terms of this Composite Debenture pursuant to the terms of a duly executed Deed of Accession (each a “Charging Company”);

“Claims” means all present and future book and other debts and monetary claims and any rights and claims to which the relevant Charging Company is now or may hereafter become entitled in relation to (i) securities to the extent held by way of temporary investment; (ii) royalties, fees and income of the like nature in respect of any Intellectual Property owned by it, or (iii) the Insurances;

“Collateral” means all assets or property (whether real, personal, mixed, tangible or intangible), including, without limitation, cash, securities, accounts and contract rights, and all of any Charging Company’s right, title and interest therein and thereto, charged, mortgaged or assigned pursuant to the provisions of this Composite Debenture;

“Collections Account” has the meaning ascribed to that term in Clause 10.1.2;

“Deed of Accession” means a deed of accession to this Composite Debenture in the form set out in Schedule 6;

“Default Rate” bears the same meaning ascribed to it in Section 2.6(b) of the Credit Agreement;

“Event of Default” has the meaning given to that expression in the Credit Agreement;

“Group Shares” means all shares specified in Schedule 2, together with all other stocks, shares, debentures, bonds, warrants, coupons or other securities and Investments owned by any Charging Company;

“Insurances” means the policies of insurance in which a Charging Company has an interest from time to time;

“Intellectual Property Rights” means know-how, patents, trademarks, service marks, designs, business names, topographical or similar rights, copyrights or other intellectual property monopoly rights, and any license or other interest in any such rights including, without prejudice to the generality of the foregoing, those (if any) listed in Schedule 5 and “Intellectual Property” shall be construed accordingly;

“Investments” means shares, certificates of deposit, debentures, bonds, warrants, coupons, securities and other investments as defined in part II of schedule II of the Financial Services and Markets Act 2000;

“Lien” has the meaning given to that expression in the Credit Agreement;

“Loan Documents” has the meaning given to that expression in the Credit Agreement;

“Obligors” means, collectively, (a) the Borrowers; (b) each of the Charging Companies; (c) each other entity that is now or may hereafter be a party to the UK Guaranty (as such term is defined in the Credit Agreement); (d) each other entity that is now or may hereafter be a party to the French Guaranty (as such term is defined in the Credit Agreement) and (e) each other entity that is now or may hereafter be a party to the Japanese Guaranty (as such term is defined in the Credit Agreement);

“Permitted Liens” has the meaning given to that expression in the Credit Agreement;

“Planning Acts” means the Town and Country Planning Acts 1990 and the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and any regulations made pursuant thereto;

“Plant and Machinery” means all plant and machinery owned by the Charging Companies or any of them now or in the future;

“Receiver” means so far as the law allows any administrative receiver, receiver and manager, or (if the Collateral Agent so specifies in their relevant appointment) a receiver, in each case appointed by the Collateral Agent under this Composite Debenture but, for the avoidance of doubt, does not include an administrator (as defined in the Insolvency Act 1986);

“Related Rights” means, in relation to any Investments or Charged Shares, all dividends, distributions, and other income paid or payable on the relevant Investment or Charged

Shares (as the case may be), together with (a) all shares or other property derived from the relevant Investment or Charged Shares (as the case may be) and (b) all other allotments, accretions, rights, benefits and advantages of all kinds accruing, offered or otherwise derived from or incidental to the relevant Investment or Charged Shares (whether by way of conversion, redemption, bonus, preference, option or otherwise);

“Security Interest” means, with respect to any asset, any mortgage, charge, pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever in respect of such assets, whether or not filed, recorded or otherwise perfected under applicable law (including, for the avoidance of doubt, any Lien);

“Secured Obligations” means (a) all principal, interest, premium, fees, reimbursements, indemnifications, and other amounts now or thereafter owed by the Obligors under the Credit Agreement and the Loan Documents and all present and future obligations and liabilities of any kind hereunder (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever); (b) all amounts, obligations, or liabilities of any kind now or hereafter owed by a Charging Company under this Composite Debenture and the Loan Documents; and (c) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, restatements, replacements and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent; provided that no obligation or liability shall be included in the definition of “Secured Obligations” to the extent that, if it were so included, this Composite Debenture (or any part of it) would constitute unlawful financial assistance within the meaning of sections 151 and 152 of the Companies Act 1985;

“Security Shares” means the Charged Shares and the Related Rights accruing to all or any of the Charged Shares; and

“Taxes” has the meaning given to that expression in the Credit Agreement.

1.4                                 Interpretation

1.4.1                        References to Clauses, sub-clauses, paragraphs and Schedules are to be construed, unless otherwise stated, as references to clauses, sub-clauses, paragraphs and schedules of this Composite Debenture.

1.4.2                        References in this Composite Debenture to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended for the time being.

1.4.3                        Clause headings are for convenience only and shall in no way affect the construction of this Composite Debenture.

1.4.4                        Section 61 of the Act shall govern the construction of this Composite Debenture.

1.4.5                        References to the “Charging Companies” and the “Collateral Agent” shall be construed so as to include their respective successors or permitted assignees (whether immediate or derivative).

1.4.6                        References in this Composite Debenture to the singular include references to the plural and vice versa.

1.4.7                        Any reference to this Composite Debenture, this security or any document shall, save as otherwise expressly provided herein, be construed as a reference to this Composite Debenture, this security or such other document as amended, varied, supplemented, novated and/or replaced in any manner from time to time and, for the avoidance of doubt, shall be deemed to incorporate the provisions of any Deed of Accession entered into by any company, from time to time.

1.4.8                        The terms of the other Loan Documents, and of any side letters between the parties thereto in relation to any of such documents are incorporated in this Composite Debenture to the extent required to ensure that any disposition of the Collateral contained in this Composite Debenture is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989 or Section 2 of the Statute of Frauds (Ireland) 1695.

1.4.9                        The obligations of any person being “enforceable” and “binding” shall be construed subject to the principle that equitable remedies are available at the discretion of the courts, the limitation on enforcement by laws relating to the insolvency, liquidation, administration and other laws affecting the rights of creditors, the time barring of claims, defences of set-off and counterclaim (save as expressly excluded in this Composite Debenture) and that which the courts hold to be matters of public policy.

1.4.10                  References to the “euro” shall be construed as a reference to the single currency of participating member states of the European Union.

2.             COVENANT TO PAY

Each of the Charging Companies covenants with the Collateral Agent on behalf of the Beneficiaries that it will pay or discharge on demand the Secured Obligations as and when they fall due in the manner provided in the relevant Loan Documents and this Composite Debenture. Any such amount not paid when due shall bear interest (as well after as before judgment and payable on demand) at the Default Rate from the due date until the date such amount is unconditionally and irrevocably paid and discharged in full.

3.             GRANT OF SECURITY INTEREST

3.1                                 Fixed charges

As a continuing security for the payment and performance of the Secured Obligations, each Charging Company hereby, with full title guarantee, charges, and agrees to charge, in favour of the Collateral Agent (acting for the benefit of itself and the Lenders pursuant to the provisions of the Credit Agreement) the following assets and property which are at any time owned by such Charging Company, or in which such Charging Company is from time to time interested:

3.1.1                        by way of fixed charge all interests in any freehold or leasehold property vested in or charged to such Charging Company, the buildings and fixtures (including trade fixtures) at any time thereon, all proceeds of sale derived therefrom and the benefit of all covenants given in respect thereof and any monies paid or payable in respect of such covenant and all licences to enter upon or use land and the benefit of all other agreements relating to land;

3.1.2                        by way of fixed charge all Plant and Machinery and its interest in any plant and machinery in its possession;

3.1.3                        by way of fixed charge all Investments, together with all Related Rights from time to time accruing thereto;

3.1.4                        by way of fixed charge all rights and interests of such Charging Company in, and claims under, the Insurances and all proceeds thereof held by, or written in favour of, such Charging Company or in which such Charging Company is otherwise interested and all claims and returns of premium in respect of them;

3.1.5                        by way of fixed charge all the right, title, interest and benefit of such Charging Company in and to the Accounts, all monies standing to the credit thereof, all interest accrued on any such monies, all debts owed to such Charging Company represented by any such Account and all rights of such Charging Company to repayment of any of the foregoing;

3.1.6                        all of such Charging Company’s present and future book and other debts, the proceeds of the same and all other moneys due and owing to it or which may become due and owing to it or which may become due and owing to it at any time in the future, and the benefit of all rights, securities and guarantees of any nature now or at any time enjoyed or held by it in relation to any of the foregoing;

3.1.7                        by way of fixed charge all Intellectual Property Rights;

3.1.8                        by way of fixed charge the benefit of all present or future licences, consents, agreements and authorisations held or utilised by such Charging Company in connection with its business or the use of any of its assets;

3.1.9                        by way of fixed charge all the present and future goodwill and uncalled capital of such Charging Company; and

3.1.10                  by way of fixed charge all the Charged Shares together with all the Related Rights from time to time accruing thereto.

3.2                                 Assignment

(a)                                  As a continuing security for the payment of the Secured Obligations, each Charging Company hereby, with full title guarantee, assigns and/or agrees to assign absolutely in favour of the Collateral Agent (acting for the benefit of itself and the Lenders pursuant to the provisions of the Credit Agreement) all the rights, title, interest and benefit of such Charging Company in and to:

(i)                                     all contracts and agreements to which such Charging Company is a party and/or that confer any rights upon such Charging Company, including all moneys which at any time may be or become payable to such Charging Company pursuant thereto and the proceeds of any claims, awards and judgments which may at any time be receivable or received by such Charging Company pursuant thereto;

(ii)                                  the Insurances and all proceeds in respect of such Insurances and all benefits thereof (including all Claims and returns of premium relating thereto); and

(iii)                               each Account charged by such Company pursuant to Clause 3.1.5, including all moneys standing to the credit of each such Account, all interest accrued on any such Account and all the debts represented by any of the foregoing.

(b)                                 To the extent that any right, title and interest described in paragraph (a) above is not assignable or capable of assignment without the consent of a third party, each Charging Company shall, if required to do so by the Collateral Agent use its reasonable endeavours to obtain any relevant consent to assignment and, pending such consent being granted, the assignment thereof purported to be effected by paragraph (a) shall only operate as an assignment of all proceeds, damages, compensation, remuneration, profit, rent or income which such Charging Company may derive therefrom or be awarded or entitled to in respect thereof in each case as continuing security for the payment, discharge and performance of the Secured Obligations.

3.3                                 Floating charge

3.3.1                        As further continuing security for the payment and performance of the Secured Obligations, each Charging Company hereby charges as beneficial owner and with full title guarantee in favour of the Collateral Agent (acting for the benefit of itself and the Lenders pursuant to the provisions of the Credit Agreement) by way of floating charge all its assets and undertaking whatsoever and wheresoever situated both present and future not effectively charged by way of first fixed mortgage or charge pursuant to the provisions of Clause 3.1, including, without prejudice to the generality of the foregoing, heritable property and all other property and assets in Scotland.

3.3.2                        The floating charge created by this Clause 3.3 is a qualifying floating charge for the purposes of paragraph 14 of Schedule Bl to the Insolvency Act 1986.

3.4                                 If any lease, agreement or other asset (each a “Non Assignable Asset”) of any Charging Company cannot be validly mortgaged, charged or assigned in accordance with the terms of this Composite Debenture for any reason (including any prohibition on mortgaging, charging or assigning the Non Assignable Asset without the consent of a third party), then:

(a)                                  to the extent that the Non Assignable Asset cannot be validly mortgaged, charged or assigned by way of fixed or floating security it shall not be subject to any fixed or floating mortgage, charge or assignment under this Composite Debenture; and

(b)                                 the relevant Charging Company shall, at the request of the Collateral Agent, use all reasonable endeavours to obtain any consent required for mortgaging, charging or assigning the Non Assignable Asset in accordance with the terms of this Composite Debenture.

3.5                                 Until such time as a Non Assignable Asset is validly mortgaged, charged or assigned to the Collateral Agent in accordance with the terms of this Composite Debenture:

(a)                                  the relevant Charging Company shall hold the benefit of the Non Assignable Asset on trust for the Collateral Agent unless the Non Assignable Asset cannot validly be held on trust for the Collateral Agent;

(b)                                 if the Non Assignable Asset cannot be validly held on trust for the Collateral Agent, the relevant Charging Company shall, during the continuance of any Event of Default, and to the extent that it can lawfully do so, deal with the Non Assignable Asset in such manner as the Collateral Agent or any Receiver shall direct.

4.             CONVERSION OF FLOATING CHARGE

4.1                                 Conversion of floating charge

Without prejudice to the security constituted or intended to be constituted by this Composite Debenture (and subject to the provisions of paragraph 43 of Schedule Al to the Insolvency Act 1986), the Collateral Agent may by written notice to a Charging Company convert the floating charge created by this Composite Debenture into a fixed charge as regards all or any of that Charging Company’s assets specified in the notice if an Event of Default has occurred and is continuing.

4.2                                 Automatic conversion of floating charge

The floating charge created by a Charging Company under this Composite Debenture shall (in addition to the circumstances in which the same will occur under general law but subject to the provisions of paragraph 43 of Schedule Al to the Insolvency Act 1986) automatically be converted into a fixed charge in relation to any of the Collateral subject to the floating charge created by Clause 3.3 (a “Floating Charge Asset”) if such Charging Company creates (or purports to create) a Security Interest (other than a Permitted Lien) on or over the relevant Floating Charge Asset without the prior consent in writing of the Collateral Agent or if any third party levies any distress, execution, attachment or other legal process against any such Floating Charge Asset or attempts to do so and such attempt, in the opinion of leading counsel, has a reasonable prospect of success.

4.3                                 No waiver

The giving by the Collateral Agent of a notice pursuant to Clause 4.1 in relation to any class of assets of any Charging Company shall not be construed as a waiver or abandonment of the rights of the Collateral Agent to serve similar notices in respect of any other class of assets or of any of the other rights of the Collateral Agent.

5.             CONTINUING SECURITY

5.1                                 This Composite Debenture shall be in addition to, and without prejudice to and shall not merge with, any other right, remedy, guarantee, mortgage or other security which the Collateral Agent may at any time hold for any of the Secured Obligations and this Composite Debenture may be enforced against each or any Charging Company without the Collateral Agent first having recourse to any other right, remedy, guarantee, mortgage or other security held or available to it.

5.2                                 This Composite Debenture shall remain in full force and effect as a continuing security until the Collateral Agent shall have certified in writing that the Secured Obligations have been discharged in full.

6.             NEGATIVE PLEDGE

Save as permitted by the terms of the Credit Agreement, each Charging Company severally covenants with the Collateral Agent that, during the continuance of the security created by this Composite Debenture, it shall not without the prior written consent of the Collateral Agent:

6.1                                 Create or permit to subsist any Security Interest (other than a Permitted Lien) upon any of the Collateral;

6.2                                 Sell, transfer, assign, lease, lend or otherwise dispose of, whether by a single transaction or a number of transactions and whether related or not, the whole or any part of the Collateral except in the ordinary course of business in the case of Collateral that is a Floating Charge Asset.

7.             FURTHER ASSURANCE

7.1                                 Subject and without prejudice to the terms of the Credit Agreement, each Charging Company will, whenever requested by the Collateral Agent and at its own expense, promptly execute such deeds or documents and take any action reasonably required by the Collateral Agent to perfect and protect the security created (or intended to be created) by this Composite Debenture or to facilitate the realisation thereof or otherwise to enforce the same or exercise any of the rights of the Collateral Agent hereunder. In particular, but without limitation, each Charging Company will:

7.1.1                        execute a valid legal mortgage or, in the case or property situated in Scotland, a standard security, in such form as the Collateral Agent shall reasonably require, of any freehold, leasehold or heritable property now or in the future belonging to such Charging Company which is not hereby effectively charged by way of legal mortgage or, in the case of property situated in Scotland, by way of standard security;

7.1.2                        execute a legal assignment in such form as the Collateral Agent may reasonably require over all or any of the Accounts or debts, proceeds or moneys referred to in Clause 3.1.6 and/or the contracts relating thereto and give notice of such assignment to the relevant debtors and/or counterparties thereto;

7.1.3                        execute a valid fixed charge in such form as the Collateral Agent may reasonably require over any asset the subject of the floating charge hereunder at any time after conversion under Clause 4.1 or 4.2; and

7.1.4                        otherwise execute all transfers, assignments, conveyances and assurances whatsoever and give all notices, orders, instructions and directions whatsoever which the Collateral Agent may reasonably think expedient.

7.2                                 Any security document required to be executed by a Charging Company pursuant to Clause 7.1 will be prepared at the cost of such Charging Company and will contain terms and conditions which are no more onerous than those contained herein.

7.3                                 Each Charging Company as registered proprietor hereby appoints the Collateral Agent as its agent to apply for the particulars of this Composite Debenture and of the interest of the Collateral Agent in the Intellectual Property and any other or future trade marks or trade mark applications registered or to be registered in the United Kingdom in the name of each Charging Company to be made on the Register of Trade Marks under section 25(1) of the Trade Marks Act 1994 and each Charging Company hereby agrees to execute all documents and forms required to enable such particulars to be entered on the Register of Trade Marks.

8.             REPRESENTATIONS AND WARRANTIES

8.1                                 Each Charging Company represents and warrants to the Collateral Agent that:

8.1.1                        Incorporation

It is a limited company duly organised, validly existing and registered under relevant laws of the jurisdiction in which it is incorporated and has the power and all necessary governmental and other consents, approvals, licences and authorities to own its property and assets and carry on its business;

8.1.2                        Authority

It is empowered to enter into and perform its obligations contained in this Composite Debenture and has taken all necessary action to authorise the execution, delivery and performance of this Composite Debenture, to observe and perform its obligations hereunder and (in the case only of each Charging Company) to create the security to be constituted hereby;

8.1.3                        Obligations binding

This Composite Debenture as executed and delivered constitutes and will constitute its legal, valid and binding obligations (subject to laws affecting the rights of creditors generally);

8.1.4                        No contravention

Neither the execution and delivery nor the performance of its obligations under and compliance with the provisions of this Composite Debenture, nor (in the case only of each Charging Company) the creation of the security constituted by it, does or will contravene, conflict with or breach any provisions of any law, regulation or statute to which it is subject, or any agreement, undertaking or other instrument in respect of, or binding on such Charging Company or on any of its assets, or any provision of its memorandum and articles of association, or, as the case may be, other constitutional documentation;

8.1.5                        Charged Shares

In the case only of each relevant Charging Company, it is the legal and beneficial owner of the Group Shares identified against its name in Schedule 2 (save in relation to those Group Shares held by a nominee for any such Charging Company in which case such Charging Company is the beneficial owner of such Group Shares).

8.1.6                        Centre of main interests

Its centre of main interests (for the purpose of the EC Regulation on Insolvency Proceedings 2000) is in England and Wales.

8.2                                 Matters represented

Each of the representations and warranties in Clauses 8.1.1 to 8.1.6 (inclusive) will be correct and complied with in all material respects at all times during the continuance of this security.

9.             COVENANTS OF THE CHARGING COMPANIES

Each of the Charging Companies hereby covenants with the Collateral Agent and covenants to procure that each other Charging Company will:

9.1                                 Insurance

Effect and maintain insurance at its own expense in respect of all its assets and business in accordance with all the requirements of the Credit Agreement. Such insurance shall, in accordance with the requirements of the Credit Agreement, have the interest of the Collateral Agent as mortgagee and/or additional insured (for the benefit of the Lenders) noted on the policies with effect from the date of this Composite Debenture, and each Charging Company shall promptly supply to the Collateral Agent on request copies of each policy of insurance required to be maintained in accordance with this Clause 9.1, together with the current premium receipts relating thereto;

9.2                                 Maintenance

Keep all buildings and erections forming part of the Collateral in a good state of repair, and keep all plant, machinery, fixtures, fittings and other effects for the time being owned by it in working order and condition;

9.3                                 Outgoings

Duly and punctually pay all rates, rents, taxes, and other outgoings due by it in respect of the Collateral (or any of them);

9.4                                 Inspection

Permit the Collateral Agent or its designated representatives to have, on reasonable notice, access during normal office hours to its accounts and accounting records and to any books and records relating to the Collateral, to inspect and take extracts from the same and make photocopies thereof and the relevant Charging Company shall provide, at its cost and expense, such clerical and other assistance as the Collateral Agent may reasonably request with regard thereto;

9.5                                 Comply with statutes

In relation to the Collateral, comply with all obligations under any present or future statute, regulation, order and instrument or under any bye-laws, regulations or requirements of any competent authority or other approvals, licenses or consents and, if requested by the Collateral Agent, produce to the Collateral Agent, within 14 days of receipt of the same, every material notice, order or proposal given or made in relation to the Collateral by any competent authority and either comply with the same or make such objections and representations against the same as the Collateral Agent may require or approve;

9.6                                 Comply with covenants

Observe and perform all covenants and stipulations from time to time affecting any part of the Collateral, or the manner of use or the enjoyment of the same and shall not, except with the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld or delayed, enter into any onerous or restrictive obligations affecting any part thereof;

9.7                                 Licenses

Not, except with the prior written consent of the Collateral Agent, confer on any person any right or license to occupy any land or building forming part of the Collateral or any license to assign or sub-let part of the Collateral;

9.8                                 Planning Acts

Not carry out any development within the meaning of the Planning Acts in or upon the Collateral or any part thereof without first obtaining such permissions as may be required under or by virtue of the Planning Acts and, in the case of development involving a substantial change in the structure or a change of use of the Collateral or any part thereof, without first obtaining the written consent of the Collateral Agent;

9.9                                 Deposit of documents

Deposit with the Collateral Agent any deeds and documents of title relating to the Collateral which are required by the Collateral Agent by way of perfection of the Security Interests created by this Debenture;

9.10                           Intellectual Property

Ensure that each Charging Company will (subject and without prejudice to the terms of the Credit Agreement):

(i)                                     observe and comply with all material obligations and laws to which it is subject in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of its material Intellectual Property or any part thereof;

(ii)                                  do all acts as are reasonably practicable to maintain, protect and safeguard its material Intellectual Property and not discontinue the use of any of its material Intellectual Property, nor allow it to be used in such a way that it is put at risk by becoming generic or by being identified as disreputable in any material

(iii)                               duly register in such register(s), or with such authorities as may be available for the purpose, and in such name(s) as may be required by the law and practice of the place of registration, such of its material Intellectual Property and all assignments, licenses and mortgages thereof as may be capable of registration in such place(s);

(iv)                              pay all fees necessary to maintain, protect and safeguard its material Intellectual Property and the registrations required to be made under Clause 9.10(iii) prior to the latest time provided for payment thereof;

(v)                                 take all such reasonable steps, including the commencement of legal proceedings, as may be necessary to safeguard and maintain the validity, reputation, integrity, registration or subsistence of its material Intellectual Property;

(vi)                              not change the specification referred to in any of its registration of any material Intellectual Property or permit any disclaimer, condition, restriction, memorandum or other thing to be entered on the registration of any of the trade marks comprised within such material Intellectual Property, the effect of which will be to materially and adversely affect the value of such trade marks;

(vii)                           not assign, sever, dispose of, or otherwise part with control of its material Intellectual Property, or create or permit to subsist any Security Interest thereon (other than a Permitted Lien), or grant any license to any person to use the same in any manner which will materially and adversely affect the value of such material Intellectual Property, provided that nothing contained in this Clause 9.10 (vii) shall have the effect of preventing the exploitation of Intellectual Property by the Charging Companies in the ordinary course of business;

(viii)                        maintain a comprehensive, detailed and up-to-date centralized record of all its material Intellectual Property (including details of agents engaged in relation to registration thereof); and

(ix)                                as and when reasonably requested by the Collateral Agent, promptly provide the Collateral Agent with a copy of the record described in Clause 10.01(viii) and/or a written summary of all its Intellectual Property created or acquired since the date of this Composite Debenture or the date of the last notification, in accordance with the provisions of this Clause 9.10(ix).

9.11                           Property Acquisitions

9.11.1                                  Notifications

Notify the Collateral Agent forthwith upon the acquisition by that Charging Company of any freehold or leasehold property; and

9.11.2                                  Security

On demand made to such Charging Company by the Collateral Agent, execute and deliver to the Collateral Agent any legal mortgage or, in the case of property situated in Scotland, a standard security, in favour of the Collateral Agent of any freehold, leasehold or heritable property which becomes vested in it after the date of this Composite Debenture and all fixtures and fittings thereon to secure the payment or discharge of the Secured Obligations, such legal mortgage or standard security to be in such form as the Collateral Agent may reasonably require. Any security document required to be executed by a Charging Company pursuant to this Clause 9.11.2 will be prepared at the cost of such Charging Company and will contain terms and conditions that are no more onerous than those contained herein. In the case of any leasehold property in relation to which the consent of the landlord in whom the reversion of that lease is vested in required in order for the Charging Company to perform any of its obligations under this Clause 9.11.2, the Charging Company shall not be required to perform that particular obligation unless and until it has obtained the landlord’s consent (which it shall use all reasonable endeavours to do).

9.12                           HM Land Registry

In respect of any freehold or leasehold land which it may hereafter acquire and which is registered land (or unregistered land subject to compulsory first registration), give the. Land Registry written notice of this Debenture and apply to the Chief Land Registrar for the registration of a Restriction against the registered titles in the following terms:

“No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent by the proprietor for the time being of the charge dated November 30, 2007 in favour of GVEC RESOURCE IV INC. referred to in the charges register.”

9.13                           Collateral Agent May Insure

If default shall at any time be made by any Charging Company in effecting or keeping up the insurance referred to in Clause 9.1, or in producing any such policy or receipt to the Collateral Agent may take out or renew such policies of insurance in any sum which the Collateral Agent may reasonably think expedient and all monies expended by the Collateral Agent in respect thereof shall be deemed to be property paid by the Collateral Agent, and shall be reimbursed by the relevant Charging Company on demand and shall bear interest at the Default Rate from the date of payment until the date of reimbursement. This Composite Debenture shall be a security for the reimbursement to the Collateral Agent of such monies together with such interest as aforesaid.

9.14                           Application of Monies

All claims and monies received or receivable under any insurances referred to in Clause 9.1 shall (subject to the rights or claims of any lessor or landlord of any part of the Collateral) be applied, in repairing, replacing, restoring or rebuilding any property damaged or destroyed in respect of which such insurances are payable or, after the occurrence of an Event of Default which is continuing, in permanent reduction of the Secured Obligations in such order as the Collateral Agent sees fit.

10.          DEBTS AND ACCOUNTS

10.1                           Books debts and receipts

Each Charging Company will:

10.1.1                  Get in and realise all claims and book and other debts charged to the Collateral Agent under this Deed in the ordinary and usual course of business on behalf of the Collateral Agent;

10.1.2                  Open and maintain a current or other separately designated account in the name of such charging company (“Collections Account”), either with the Collateral Agent or with any other bank designated by the Collateral Agent for this purpose, and thereafter pay the proceeds of any such getting in and realisation into the Collections Account forthwith on receipt; and

10.1.3                  Where any Collections Account is not maintained with the Collateral Agent, promptly following the opening of the same, deliver to the bank with which the relevant Collections Account is maintained, a notice, and procure that such bank signs and delivers to the Collateral Agent a letter or other acknowledgement, in each case substantially in the form set out in Schedule 4 [Form of Notice to Bank Operating Collections Account].

10.2                           Dealings with Accounts

10.2.1                  Without prejudice to Clause 3.1.5 and any legal assignment required hereunder, until the Collateral Agent gives notice to the contrary during the continuance of an Event of Default, each Charging Company shall be entitled to withdraw the proceeds of any book and other debts standing to the credit of the Accounts (other than any Collections Account) held by the Chargor for use in the ordinary course of its business.

10.2.2                  Without prejudice to Clause 3.1.5 and any legal assignment required hereunder, each Charging Company shall deal with the proceeds of any book and other debts standing to the credit of any Collection Account (if any) opened pursuant to Clause 10.1.2, in accordance with any directions from time to time given in writing by the Collateral Agent (but subject always to the terms of Clause 10.1.2).

10.2.3                  If, as a result of any right to withdraw from any Account any proceeds referred to in this Clause 10.2, any such proceeds are in any way released or deemed to be released from the fixed charge created pursuant to Clause 3.1.5 and stand subject to the floating charge created pursuant to Clause 3.3, the release will in no way derogate from the subsistence and continuance of the fixed charge on all other outstanding book and other debts of the relevant charging company and the proceeds of those debts.

10.3                           Particulars of Book Debts and Accounts

Each Charging Company will deliver to the Collateral Agent such information as to the amount and nature of its book and other debts, claims and/or financial statements relating to any of its Accounts as the Collateral Agent may from time to time require, taking into account the requirements of the Loan Documents.

11.          ENFORCEMENT OF SECURITY

11.1                           The security constituted by this Composite Debenture shall become immediately enforceable upon (i) notice to that effect given in accordance with the Credit Agreement; or (ii) the occurrence of an Event of Default which is continuing and the power of sale and other powers conferred by section 101 of the Act, as varied or amended by this Composite Debenture, shall be immediately exercisable upon and at any time after the occurrence of any Event of Default which is continuing. After the security constituted by this Composite Debenture has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of this security in such manner as it sees fit.

11.2                           For the purposes of all powers implied by statute, the Secured Obligations shall be deemed to have become due and payable on the date of this Composite Debenture and sections 93 and 103 of the Act shall not apply to this security. The statutory powers of leasing conferred on the Collateral Agent shall be extended so as to authorize the Collateral Agent to lease, make agreements for leases, accept surrenders of leases and grant options as the Collateral Agent shall think fit and without the need to comply with any of the provisions of sections 99 and 100 of the Act.

12.          APPOINTMENT AND POWERS OF RECEIVER OR ADMINISTRATOR

12.1                           Except as provided below, at any time after this security becomes enforceable, or if so requested by any Charging Company by written notice at any time, the Collateral Agent may without further notice appoint any person (or persons) to be a Receiver of all or any part of the Collateral and/or of the income thereof and of the rights of the Collateral Agent contained in this Composite Debenture or may, at its sole and absolute discretion, appoint (or may apply to Court to appoint) any person or persons to be an administrator of the Charging Company pursuant to Schedule Bl of the Insolvency Act 1986. This Clause 13.1 shall operate subject to the provisions of paragraph 43 of Schedule Al of the Insolvency Act 1986.

12.2                           The Collateral Agent may remove from time to time any Receiver appointed by it (subject to the provisions of section 45 of the Insolvency Act 1986 in the case of an administrative receivership) and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated for whatever reason.

12.3                           If at any time and by virtue of any such appointment there is more than one Receiver of all or any part of the Collateral and/or the income thereof, such persons shall have power to act individually (unless the contrary shall be stated in the deed(s) or other instrument(s) appointing them).

12.4                           Any Receiver shall (in addition to the powers conferred by the Act and the Insolvency Act 1986 or any other statute from time to time in force) have the following powers:

12.4.1                                          To take possession of, collect and get in all or any part of the Collateral and/or income in respect of which he was appointed;

12.4.2                                          To manage the Collateral and the business of any of the Charging Companies;

12.4.3                                          To redeem any security and to borrow or raise any money and secure the payment of any money in priority to the Secured Obligations for the purpose of the exercise of his powers and/or defraying any costs or liabilities incurred by him in such exercise;

12.4.4                                          To alter, improve, develop, complete, construct, modify, refurbish or repair any building or land and to complete or undertake or concur in the completion or undertaking (with or without modification) of any project in which any of the Charging Companies were concerned or interested prior to his appointment, being a project for the alteration, improvement, development, completion, construction, modification, refurbishment or repair of any building or land;

12.4.5                                          To sell or concur in selling, leasing or otherwise disposing of all or any part of the Collateral in respect of which he was appointed without the need to observe the restriction imposed by Section 103 of the Act;

12.4.6                                          To carry out any sale, lease or other disposal of all or any part of the Collateral by conveying, transferring, assigning or leasing the same in the name of any of the Charging Companies and, for that purpose, to enter into covenants and other contractual obligations in the name of, and so as to bind, any of the Charging Companies;

12.4.7                                          To take any such proceedings, in the name of any of the Charging Companies or otherwise, as he shall think fit in respect of the Collateral and/or income in respect of which he was appointed, including proceedings for recovery of rent or other monies in arrears at the date of his appointment;

12.4.8                                          To enter into or make any such agreement, arrangement or compromise as he shall think fit;

12.4.9                                          To insure, and renew any insurances in respect of, the Collateral as he shall think fit, or as the Collateral Agent shall direct;

12.4.10                                    To appoint and employ such managers, officers and workmen and engage such professional advisers as he shall think fit, including, without prejudice to the generality of the foregoing power, to employ his partners and firm;

12.4.11                                    To operate any rent review clause in respect of any property in respect of which he was appointed or any part thereof and to apply for any new or extended lease; and

12.4.12                                    To do all such other things as may seem to him to be incidental or conducive to any other power vested in him in the realization of this security.

12.5                           In making any sale or other disposal in the exercise of their respective powers, the Receiver, Administrator or the Collateral Agent may accept, as and by way of consolidation for such sale or other disposal, cash, shares, loan capital or other obligations, including, without limitation, consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party. Any such consideration may be receivable in a lump sum or by installments and upon receipt by the Receiver, shall ipso facto be and become charged with the payment of the Secured Obligations. Any contract for any such sale or other disposal by the Receiver or the Collateral Agent may contain conditions excluding or restricting the personal liability of the Receiver and the Collateral Agent.

12.6                           Any Receiver or Administrator appointed hereunder shall so far as the law allows, be the agent of the Charging Companies and (subject to the provisions of the Companies Act 1985 and the Insolvency Act 1986) the Charging Companies shall be solely responsible for his acts and defaults and for his remuneration and the Collateral Agent shall not be under any liability whatsoever in such regard.

12.7                           Any Receiver or Administrator shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Collateral Agent (or, failing such agreement, to be fixed by the Collateral Agent).

12.8                           Only monies actually paid by a Receiver or Administrator to the Collateral Agent in satisfaction or discharge of the Secured Obligations shall be capable of being applied by the Collateral Agent in satisfaction thereof.

12.9                           Neither the Collateral Agent nor any Receiver or Administrator shall be liable in respect of all or any part of the Collateral or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless such loss or damage is caused by its or his gross negligence or willful default.

12.10                     Without prejudice to the generality of Clause 12.9, entry into possession of the Collateral shall not render the Collateral Agent or the Receiver or Administrator liable to account as mortgagee in possession and if and whenever the Collateral Agent enters into possession of the Collateral, it shall be entitled to any time at its discretion to go out of such possession.

12.11                     All or any of the powers which are conferred by this Composite Debenture on a Receiver or Administrator may be exercised by the Collateral Agent without first appointing a Receiver or Administrator or notwithstanding the appointment of any Receiver or Administrator.

12.12                     The Collateral Agent may not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Collateral if the Collateral Agent is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies.

13.          APPLICATION OF PROCEEDS

13.1                           All monies received by the Collateral Agent, any Receiver or any Administrator appointed under this Composite Debenture shall be applied in the following order:

13.1.1                  In payment of the costs, charges and expenses of and incidental to the appointment of the Receiver or Administrator and the payment of his remuneration;

13.1.2                  In payment and discharge of any liabilities incurred by the Receiver or Administrator on behalf of me Charging Companies in the exercise of any of the powers of the Receiver or Administrator;

13.1.3                  In providing for the matters (other than the remuneration of the Receiver or Administrator) specified in the first three paragraphs of Section 109(g) of the Act;

13.1.4                  In or towards the satisfaction of the Secured Obligations; and

13.1.5                  Any surplus shall be paid to the Charging Companies or other person entitled to it.

13.2                           The provisions of Clause 14 shall take effect as and by way of variation and extension to the provisions of Section 109 of the Act, which provisions as so varied and extended shall be deemed incorporated in this Composite Debenture.

14.          POWER OF ATTORNEY

Each Charging Company, by way of security, irrevocably appoints the Collateral Agent and every Receiver or Administrator of the Collateral (or any part thereof) appointed hereunder and any person nominated for the purpose by the Collateral Agent or any Receiver or Administrator (in writing under hand signed by an officer of the Collateral Agent or any Receiver or Administrator) severally as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to sign or execute (using the company seal where appropriate) any deed, document, agreement and instrument required under the terms of this Composite Debenture and, following the occurrence of an Event of Default and for as long as the same is continuing, to do all such acts or things as may be required by the Collateral Agent or any Receiver or Administrator hereunder or in the exercise of any of their power, and each Charging Company hereby covenants with the Collateral Agent to ratify and confirm all acts or things made, done or executed by such attorney as aforesaid.

15.          PROTECTION OF THIRD PARTIES

No purchaser from or other person dealing with the Collateral Agent, with any Receiver or with any Administrator shall be obliged or concerned to enquire whether the right of the Collateral Agent to appoint a Receiver or Administrator or the right of the Collateral Agent or any Receiver to exercise any of the powers conferred by this Composite Debenture in relation to the Collateral or any part thereof have arisen or become exercisable by the Collateral Agent or by any such Receiver or Administrator, nor be concerned with notice to the contrary, nor with the propriety of the exercise or purported exercise of any such powers and the title of such a purchase and the position of such a person shall not be impeachable by reference to any of those matters.

16.          NOTICE OF SUBSEQUENT SECURITY INTEREST

If the Collateral Agent receives notice (whether actual or otherwise) of any subsequent Security Interest, other than a Permitted Lien, affecting any part of the Collateral and/or the proceeds of sale thereof, it may open a new account or accounts for any of the Charging Companies in its books and if it does not do so then, as from the time of receipt of such notice by the Collateral Agent, all payments made by such Charging Company to the Collateral Agent shall be treated as having been credited to the new account of such Charging Company and not as having been applied in reduction of the Secured Obligations.

17.          CONSOLIDATION OF ACCOUNTS AND SET-OFF

17.1                           The Collateral Agent shall be entitled, at any time or times after the occurrence of an Event of Default which is continuing and without prior notice to the Charging Companies (both before and after demand);

17.1.1                  To combine or consolidate all or any sums of money now or hereafter standing to the credit of the then existing Accounts (including any of the Collections Accounts (if any)) of any of the Charging Companies with the Collateral Agent with the liabilities to the Collateral Agent of any of the Charging Companies; and

17.1.2                  To set-off or transfer any sum or sums standing to the credit of any one or more of such Accounts (including any of the Collections Accounts (if any)) in or towards satisfaction of any of the liabilities of all or any of the Charging Companies to the Collateral Agent on any other account or in any other respect.

The liabilities referred to in this Clause 17 may be actual, primary, collateral, several or joint liabilities, and the accounts, sums and liabilities referred to in this Clause 17 may be denominated in any currency.

17.2                           If the amounts concerned are expressed in a different currency then the Collateral Agent may exercise all such rights and is authorized to effect any necessary conversions at a market rate of exchange selected by it.

17.3                           If the relevant obligation or liability is unliquidated or unascertained the Collateral Agent may set-off the amount it estimates (in good faith) will be the final amount of such obligation or liability once it becomes liquidated or ascertained.

18.          CURRENCY AND THE EURO

18.1                           All monies received or held by the Collateral Agent, any Receiver or any Administrator under this Composite Debenture may be converted from their existing currency into such other currency as the Collateral Agent considers necessary or desirable to cover the obligations and liabilities comprised in the Secured Obligations in that other currency at the spot rate of exchange.

18.2                           No payment to the Collateral Agent (whether under any judgment or court order or in the liquidation or dissolution of any of the Charging Companies or otherwise) shall discharge the obligation or liability of any Charging Company in respect of which it was made, unless and until the Collateral Agent shall have received payment in full in the currency in which the obligation or liability was incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Collateral Agent shall have a further separate cause of action against such Charging Company and shall be entitled to enforce the security constituted by this Composite Debenture to recover the amount of the shortfall.

18.3                           If sterling is, or is to be replaced by the euro, the Collateral Agent may notify the Charging Companies of any amendments to this Composite Debenture which the Collateral Agent reasonably considers necessary to reflect that replacement and to put the Collateral Agent in the same position, so far as possible, that it would have been in if no such replacement had occurred. Upon such notification this Composite Debenture shall be deemed to be amended in accordance with such notification.

19.          APPROPRIATION AND SUSPENSE ACCOUNT

19.1                           Subject to Clause 18.2, the Collateral Agent may apply all payments received for the Secured Obligations to reduce any part of those liabilities as it thinks fit.

19.2                           All monies received, recovered or realized by the Collateral Agent under this Composite Debenture may, at the direction of the Collateral Agent, be credited to any suspense account for so long as the Collateral Agent determines (with interest accruing thereon at such rate, if any, as the Collateral Agent may determine for the account of the relevant Charging Company) pending application by the Collateral Agent (as it may determine) in or towards the discharge of any of the Secured Obligations.

20.          PAYMENTS

20.1                           Subject to Clause 20.2, all payments to be made by any Charging Company in respect of this Composite Debenture, shall be made in immediately available funds to the credit of such account as the Collateral Agent may designate. All such payments shall be made free and clear of, and without any deduction for, or on account of, any set-off or counterclaim or, except to the extent compelled by law, any deduction on account of any Taxes.

20.2                           If any Charging Company is compelled by law to withhold or deduct any Taxes from any sum payable hereunder to the Collateral Agent, the sum so payable by such Charging Company shall be increased so as to result in the receipt by the Collateral Agent of a net amount equal to the full amount expressed to be payable hereunder and such Charging Company will supply the Collateral Agent promptly with evidence satisfactory to the Collateral Agent that such Charging Company has accounted to the relevant authority for the sum withheld or deducted.

21.          DELAY, OMISSION, AMENDMENTS AND CONSENTS

21.1                           No failure to exercise, nor any delay in exercising on the part of the Collateral Agent any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

21.2                           Any provisions of this Composite Debenture may be amended only if the Collateral Agent, the Charging Companies so agree in writing and any breach hereof may be waived before or after it occurs only if the Collateral Agent so agrees in writing. A waiver given or consent granted by the Collateral Agent under this Composite Debenture will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

22.          COSTS AND EXPENSES

22.1                           Each Charging Company shall reimburse the Collateral Agent and any Receiver or Administrator in respect of all reasonable expenses, including, without limitation, reasonable legal, valuation, accountancy and consultancy fees (and any value added or similar tax thereon) incurred by the Collateral Agent in connection with:

22.1.1                  The negotiation, preparation, execution and completion of this Composite Debenture, or any of the documents referred to herein; and

22.1.2                  Any actual or proposed amendment or extension of, or any waiver or consent under, this Composite Debenture.

22.2                           Each Charging Company shall reimburse the Collateral Agent and any Receiver or Administrator for all costs and expenses, including, without limitation, legal fees (and any value added or similar tax thereon) incurred in connection with the enforcement or preservation of any of their respective rights under this Composite Debenture, or any of the documents referred to herein.

22.3                           The amounts payable under Clauses 22.1 and 22.2 shall carry interest at the Default Rate (as well after as before any judgment) from the dates on which they were demanded by the Collateral Agent or the Receiver or Administrator (as the case may be) and shall form part of the Secured Obligations and accordingly be secured on the Collateral under the charges contained in this Composite Debenture.

22.4                           Each Charging Company shall pay all present and future stamp, registration and similar taxes or charges which may be payable, or determined to be payable, in connection with the execution, delivery, performance or enforcement of this Composite Debenture or any judgment given in connection therewith and shall indemnify the Collateral Agent and the Receiver or Administrator against any and all liabilities, including, without limitation, penalties with respect to, or resulting from its delay or omission to pay any such stamp, registration and similar taxes or charges.

23.          MISCELLANEOUS

23.1                           All of the provisions of this Composite Debenture are severable and distinct from one another and the illegality, invalidity or unenforceability of any provision of this Composite Debenture under the law of any jurisdiction shall not affect the validity or enforceability of such provision under the law of any other jurisdiction, nor the legality, validity or enforceability of any other provision of this Composite Debenture.

23.2                           This Composite Debenture may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered to any party shall be an original, but all the counterparts shall constitute one and the same instrument.

24.          ASSIGNMENT

The Collateral Agent and each other Beneficiary may assign or transfer all or any part of its rights under this Composite Debenture in accordance with and subject to the provisions of the Credit Agreement.

25.          NOTICES

25.1                           All communications to be made hereunder shall be made in writing and (unless otherwise stated) by letter or facsimile.

Subject and without prejudice to any other requirements of the Credit Agreement, any notices, proceedings or other documents to be served on any of the Charging Companies pursuant to this Composite Debenture shall be made or delivered to it at the address and/or facsimile number set out below or at such other address and/or facsimile number as a Charging Company may hereafter advise to the Collateral Agent in writing.

To the Collateral Agent:

GVEC Resource IV Inc.
1 Park Plaza, Suite 550
Irvine, California 92614
Attention: Peter Paul Mendel, Esq., General Counsel
Fax No.: +1 (949) 757-0978

To any Charging Company:

EMRISE Electronics, Ltd.
Brunswick Road, Cobbs Wood
Ashford, Kent TN23 1EH
United Kingdom
Attn: D. John Donovan

With a copy to:

Emrise Corporation
9485 Haven Avenue, Suite 100
Rancho Cucamonga, CA 91730
Attn: D. John Donovan

Rutan & Tucker, LLP
611 Anton Blvd., Suite 1400
Costa Mesa, CA 92626
Attn: Larry A. Cerutti, Esq.
Fax No.: (714) 546-9035

25.2                           Any notice to any Charging Company shall be deemed to have been given:

25.2.1                  If delivered personally, at the time of such delivery;

25.2.2                  If posted, on the second Business Day following the day on which it was dispatched by first class, registered or recorded delivery post (airmail, if appropriate) postage prepaid; and

25.2.3                  If sent by facsimile transmission, when transmitted (provided a correct transmission report is generated),

provided that any communication that, by virtue of any provision of this Clause 25.2, would be deemed to be given on a day that is not a Business Day, or after 5:30 pm (local time) on a Business Day, shall be deemed to have been given at 9:00 am (local time) on the next succeeding Business Day.

25.3                           Any notice to the Collateral Agent shall be deemed to have been given only on actual receipt by the Collateral Agent.

26.          THIRD PARTY RIGHTS

A person who is not a party to this Composite Debenture shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Composite Debenture. This Clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

27.          TERMINATION; RELEASE

27.1                           Termination

This Composite Debenture and the security interest created hereby shall terminate when all the Secured Obligations have been indefeasibly paid in full in cash, at which time the Lenders shall direct the Collateral Agent to execute and deliver to each Charging Company or the Charging Company’s designee, at the relevant Charging Company’s expense, all documents which such Charging Company shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination documents pursuant to this Clause 27.1 shall be without recourse to or warranty by the Collateral Agent or the Lenders.

27.2                           Release

If any of the Collateral shall be sold, transferred or otherwise disposed of by a Charging Company in a transaction permitted by the Loan Documents, the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the lien and security interest created hereby; provided, however, that such security interest will continue to attach to all proceeds of such sales or other dispositions. In connection with any of the foregoing, the Lenders shall direct the Collateral Agent to execute and deliver to each Charging Company or the Charging Company’s designee, at the relevant Charging Company’s expense, all documents that such Charging Company shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination documents pursuant to this Clause 27.2 shall be without recourse to or warranty by the Collateral Agent or the Lenders.

28.          GOVERNING LAW AND JURISDICTION

28.1                           Law

This Composite Debenture shall be governed by, and construed in accordance with, the laws of England.

28.2                           Jurisdiction

28.2.1                  Submission

Each of the parties of this Composite Debenture irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this agreement and, for the purposes, irrevocably submits to the jurisdiction of such courts.

28.2.2                  Forum

Each of the parties irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 28.2.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Composite Debenture and agreed not to claim that any such court is not a convenient or appropriate forum.

28.2.3                  Other competent jurisdictions

The submission to the jurisdiction of the courts referred to in Clause 28.2.1 shall not (and shall not be construed so as to) limit the right of the Collateral Agent to take proceedings against any Charging Company in any other court of competent jurisdiction (including without limitation and for the avoidance of doubt, in accordance with the terms of the Credit Agreement) nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

28.2.4                  Consent to enforcement

Each of the Charging Companies hereby consents in respect of any legal action or proceeding arising out of, or in connection with, this Composite Debenture, to the giving of any relief, or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

28.2.5                  Waiver of Indemnity

To the extent that any of the Charging Companies may in any jurisdiction claim for itself or its assets, immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and, to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Charging Companies hereby irrevocably agree that they shall not claim and hereby irrevocably waive such immunity to the full extent permitted by the law of such jurisdiction.

IN WITNESS WHEREOF the parties have each duly executed this Composite Debenture as a deed the day and year first before written.

EMRISE ELECTRONICS LTD.

Executed and delivered as	)
a deed on behalf of	)	/s/ G.M.J. Jeffries
EMRISE ELECTRONICS LTD.	)	Director
acting by two directors/	)
a director and the secretary	)
/s/ Carmine T. Oliva
Director

XCEL POWER SYSTEMS, LTD.

Executed and delivered as	)
a deed on behalf of	)	/s/ G.M.J. Jeffries
XCEL POWER SYSTEMS, LTD.	)	Director
acting by two directors/	)
a director and the secretary	)
/s/ Carmine T. Oliva
Director

BELIX WOUND COMPONENTS LTD.

Executed and delivered as	)	/s/ G.M.J. Jeffries
a deed on behalf of	)	Director
BELIX WOUND COMPONENTS LTD.	)
acting by two directors/	)
a director and the secretary	)	/s/ Carmine T. Oliva
Director

THE BELIX COMPANY LTD.

Executed and delivered as	)	/s/ G.M.J. Jeffries
a deed on behalf of	)	Director
THE BELIX COMPANY LTD.	)
acting by two directors/	)
a director and the secretary	)	/s/ Carmine T. Oliva
Director

PASCALL ELECTRONIC (HOLDINGS )
LIMITED
/s/ G.M.J. Jeffries
Executed and delivered as	)	Director
a deed on behalf of	)
PASCALL ELECTRONIC (HOLDINGS))
LIMITED	)	/s/ Carmine T. Oliva
acting by two directors/	)	Director
a director and the secretary	)

PASCALL ELECTRONICS LIMITED

Executed and delivered as	)	/s/ G.M.J. Jeffries
a deed on behalf of	)	Director
PASCALL ELECTRONICS LIMITED	)
acting by two directors/	)
a director and the secretary	)	/s/ Carmine T. Oliva
Director

GVEC RESOURCE IV INC.

Executed and delivered as a deed on behalf	)
of GVEC RESOURCE IV INC. in its	)
capacity as Collateral Agent, a	)
company incorporated in the British Virgin	)	/s/ Robert J. Anderson
Islands by Robert J. Anderson	)
being a person who in accordance with	)	Robert J. Anderson
the laws of that territory is acting under	)
the authority of the director	)	Authorized Signatory

Executed and delivered as a deed on behalf	)
of GVEC RESOURCE IV INC. in its	)
capacity as Collateral Agent, a	)
company incorporated in the British Virgin	)	/s/ Peter Paul Mendel
Islands by Peter Paul Mendel	)
being a person who in accordance with	)	Peter Paul Mendel
the laws of that territory is acting under	)
the authority of the director	)	Authorized Signatory

SCHEDULE 1

The Original Charging Companies

Name	Company Number	Registered Office

EMRISE Electronics Ltd.	1969006	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

XCEL Power Systems, Ltd.	575679	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

Belix Wound Components Ltd.	1537636	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

The Belix Company Ltd.	1567245	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

Pascall Electronic (Holdings) Limited	1756274	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

Pascall Electronics Limited	1316674	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

SCHEDULE 2
Group Shares

Name	Subsidiary	Charged Shares

EMRISE Electronics Ltd.	XCEL Power Systems Ltd.	10,000

EMRISE Electronics Ltd.	Pascall Electronic (Holdings Limited)	140,320 10% non-cumulative preferred shares and 224,931 ordinary shares

EMRISE Electronics Ltd.	CXR Anderson Jacobson Ltd.	2

EMRISE Electronics Ltd.	Abbot Electronics Ltd.	2

EMRISE Electronics Ltd.	Digitran Ltd.	2

Pascall Electronic (Holdings) Limited	Pascall Electronics Limited	53,822

XCEL Power Systems, Ltd.	The Belix Company Ltd.	100,000

XCEL Power Systems, Ltd.	Belix Wound Components Ltd.	100

The Belix Company Ltd.	Belix Power Conversions Ltd.	30,000

SCHEDULE 3
Special Provisions Relating To The Security Shares

1.             Certificated Charged Shares

Each Charging Company shall, by way of security for the Secured Obligations, in respect of all Charged Shares which are in certificated form:

1.1                                 immediately deliver to the Collateral Agent (or as it shall direct) all certificates and other documents of title to such Charged Shares together with instruments of transfer executed in blank in respect of such Charged Shares and left undated; and

1.2                                 immediately on receipt of any certificate and other documents of title to any further or other Charged Shares deliver them to the Collateral Agent together with instruments of transfer executed in blank and left undated.

2.                                       The Collateral Agent may, at any time following the occurrence of an Event of Default which is continuing, complete the instruments of transfer on behalf of the relevant Charging Company in favour of itself or such other person as it shall select.

3.                                       Until an Event of Default occurs:

3.1                                 each Charging Company will be entitled to receive and retain all dividends, distributions and other monies paid on or derived from the Charged Shares; and

3.2                                 each Charging Company will be entitled to exercise all voting and other rights and powers attaching to the Charged Shares, provided that it will not exercise any such voting rights or powers in a manner prejudicial to the interests of the Collateral Agent under this Composite Debenture including, without limitation, to have the effect of changing the terms of the Charged Shares (or any class of them or any Related Rights), save with the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld.

4.                                       At any time when any Charged Shares are registered in the name of the Collateral Agent or its nominee, the Collateral Agent will not be under any duty to ensure that any dividends, distributions or other monies payable in respect of those Charged Shares are duly and promptly paid or received by it or its nominee or to verify that the correct amounts are paid or received or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on or in respect of or in substitution for, any of those Charged Shares.

5.                                       It is expressly agreed that, notwithstanding anything to the contrary contained in this Deed, each Charging Company shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Security Shares.

SCHEDULE 4
Form Of Notice To Bank Operating Collections Accounts

To:          [•insert name and address of Account Bank]

Dated: • 20

Dear Sirs,

Re:                               Account Holder: [•insert name of Charging Companies]
Collections Account Nos: [•insert number] (the “Collections Account[s]”)
Account Branch: [•insert branch address]

We give you notice that [•insert names of Charging Companies] (the “Companies”) have charged to[•] (“[•]”), as Collateral Agent (“Collateral Agent”) for itself and certain other parties all their right, title, interest and benefit in and to the monies from time to time standing to the credit of the Collections Accounts and any other accounts from time to time maintained with you by the Companies (the “Charged Accounts”) and to all interest accrued or in the future accruing on the Charged Accounts.

We advise you that under (and subject to) the terms of our agreement(s) with the Collateral Agent, we can only withdraw any monies from the Collections Accounts in accordance with any directions of the Collateral Agent.

We irrevocably authorise and instruct you from time to time:

(a)                                  if at anytime the Collateral Agent so instructs you, not to permit withdrawals from the Collections Accounts and/or to comply with any other directions of the Collateral Agent in relation to any such withdrawals;

(b)                                 to hold all monies from time to time standing to the credit of the Charged Accounts to the order of the Collateral Agent and accordingly to pay all or any part of those monies to the Collateral Agent (or as it may direct) promptly following receipt of written instructions from the Collateral Agent to that effect; and

(c)                                  to disclose to the Collateral Agent such information relating to the Companies and the Charged Accounts as the Collateral Agent may from time to time request you to provide.

We also advise you that the provisions of this notice may only be revoked or varied with the prior written consent of the Collateral Agent.

Please confirm by completing the enclosed copy of this notice and returning it to the Collateral Agent (with a copy to each Company) that:

1.             you agree to act in accordance with the provisions of this notice;

2.                                       you have not, at the date this notice is returned to the Collateral Agent, received notice of any assignment or charge of or claim to the monies standing to the credit of the Charged Accounts or the grant of any security or other interest over those monies in favour of any third party and that you will notify us promptly if you should do so in the future; and

3.                                       you do not now and will not in the future exercise any right to combine accounts or any rights of set-off or lien or any similar rights in relation to the monies standing to the credit of the Charged Accounts.

This notice shall be governed by and construed in accordance with the laws of England.

Yours faithfully,

for and on behalf of
[•Insert name of Charging Company]

for and on behalf of
[•Insert name of Charging Company]

for and on behalf of
[•Insert name of Charging Company]

Counter-signed by

for and on behalf of
[•NAME OF BANK]

[On Copy]

To:  [COLLATERAL AGENT]

Copy to:       [•Insert name of each Charging Company]

We hereby acknowledge receipt of the above notice. We confirm:

(1)                                  that the matters referred to in it do not conflict with the terms which apply to the Charged Accounts; and

(2)           the matters set out in paragraphs 1 to 3 in the above notice.

for and on behalf of
[•Insert name of Account Bank]

Dated: •      200•

SCHEDULE 5
Intellectual Property Rights

TRADEMARK REGISTRATIONS AND APPLICATIONS

Trademark	Country or Jurisdiction	Reg. No.- (App. No.)	Record Owner/Liens	Status
Pascall	United Kingdom	2391280	Pascall Electronics Limited	Issued

SCHEDULE 6

Deed Of Accession

THIS SUPPLEMENTAL DEED is made on                                                                 200[ ]

BETWEEN:

(1)                                  THE COMPANIES LISTED IN SCHEDULE 1 (each in “Acceding Company”, together the “Acceding Companies”);

(2)                                  THE COMPANIES LISTED IN SCHEDULE 2 (together the “Existing Charging Companies”); and

(3)                                  [•] (“[•]”) in its capacity as trustee (“Collateral Agent”) for the Beneficiaries.

WHEREAS,

This Supplemental Deed is supplemental to a composite debenture dated [                               ] 2007 and made between, inter alia, the Existing Charging Companies (1) and the Collateral Agent (2) (the “Composite Debenture”).

IT IS AGREED and declared as follows:

1.             DEFINITIONS

1.1                                 Words or expressions defined (including by reference) in the Composite Debenture shall, unless otherwise defined herein, bear the same meaning in this Supplemental Deed (including the recital hereto).

1.2                                 The principles of construction set out in Clause 1.2 of the Composite Debenture shall apply mutatis mutandis to this Supplemental Deed as if the same were set out in lull herein.

2.                                      ACCESSION OF THE ACCEDING COMPANY

2.1                                 By its execution of this Supplemental Deed, each of the Acceding Companies unconditionally and irrevocably undertakes to and agrees with the Collateral Agent to observe and be bound by the terms and provisions of the Composite Debenture as if it were an original party thereto as one of the Charging Companies.

2.2                                 Without prejudice to the generality of sub-clause 2.1, each Acceding Company hereby:

2.2.1                        (jointly and severally with the other Charging Companies) covenants in the terms set out in Clause 3 of the Composite Debenture; and

2.2.2                        with full title guarantee, charges and assigns to the Collateral Agent for the payment and discharge of all monies and liabilities hereby, or by the Composite

Debenture, covenanted to be paid or discharged by it, all its property, assets and undertaking on the terms set out in Clause 4 of the Composite Debenture.

2.3                                 The Existing Charging Companies hereby consent to the succession of the Acceding Companies to the Composite Debenture on the terms of clauses 2.1 and 2.2 of this Supplemental Deed and agree that the Composite Debenture shall hereafter be read and construed as if the Acceding Companies had been named therein as Charging Companies.

3.                                      INTERPRETATION

This Supplemental Deed shall hereafter be read as one with the Composite Debenture, so that all references in the Composite Debenture to “this Deed”, “herein” and similar expressions shall include references to this Supplemental Deed.

4.             DELIVERY

This Supplemental Deed shall be treated as having been executed and delivered as a deed only upon being dated.

5.             COUNTERPARTS

This Supplemental Deed may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered to any party shall be an original, but all the counterparts shall constitute one and the same instrument.

6.             THIRD PARTY RIGHTS

A person who is not a party to this Supplemental Deed shall have no right under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this Supplemental Deed. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

7.             GOVERNING LAW AND JURISDICTION

7.1                                 This Supplemental Deed shall be governed by, and construed in accordance with, the laws of England.

7.2                                 Each of the parties to this Supplemental Deed irrevocably agree that the provision of Clause 28.2 of the Composite Debenture shall apply mutatis mutandis to this Supplemental Deed.

IN WITNESS whereof each of the parties to this Supplemental Deed have duly executed this deed the day and year first above written.

SCHEDULE 1

The Acceding Companies

[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]

SCHEDULE 2

The Existing Charging Companies

Name	Company Number	Registered Office

EMRISE Electronics Ltd.	1969006	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

XCEL Power Systems, Ltd.	575679	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

Belix Wound Components Ltd.	1537636	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

The Belix Company Ltd.	1567245	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

Pascall Electronic (Holdings) Limited	1756274	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK

Pascall Electronics Limited	1316674	Brunswick Road, Cobbs Wood Ashford, Kent TN23 1EH, UK